EXHIBIT 99.7

BENEFICIAL OWNER ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase shares of common stock, par value $0.01 per share, of Motient Corporation (the “Company”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

☐	Please exercise my (our) rights for shares of common stock as set forth below:

A.	Number of Shares Being Purchased:

B.	Total Subscription Price Payment Required (or amount provided with Notice of Guaranteed Delivery):
____________	x	$8.57	=	$ ______________
(No. of Shares)	(Exercise Price)			(Payment)

I am (we are) making the total purchase price payment required in the following manner:

☐	Payment in the following amount is enclosed: $ ; or

☐	Please deduct payment of $ from the following account maintained by you as follows:

(The total of the above two boxes must equal the total purchase price specified on line “B” above.)

_______________________ __________________	_______________________ __________________
Type of Account	Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•

acknowledge that I (we) received and read the prospectus relating to my (our) rights and that the terms and conditions of the rights as set forth in the prospectus have been incorporated by reference into this form;

•	irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus;

•	agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law; and

•	understand that my (our) exercise of rights may not be withdrawn.

☐	Please do not exercise my (our) rights for shares of common stock.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: